EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of T. Rowe Price Group, Inc., a Maryland corporation, constitute and appoint James A.C. Kennedy, Kenneth V. Moreland, Jessica M. Hiebler and Barbara A. Van Horn, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned in their respective names as directors and officers of T. Rowe Price Group, Inc., its Registration Statement on Form S-8, any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale of common stock of T. Rowe Price Group, Inc. pursuant to the 2004 Stock Incentive Plan, its Post-Effective Amendments No. 1 to Form S-8 for the 2001 Stock Incentive Plan, its Post-Effective Amendment No. 4 to Form S-8 for the 1996 Stock Incentive Plan, its Post-Effective Amendment No. 4 to Form S-8 for the 1993 Stock Incentive Plan, and its Post-Effective Amendment No. 3 to Form S-8 for the 1990 Stock Incentive Plan, and any subsequent post-effective amendments to the registration statements on Form S-8 for the 2001 Stock Incentive Plan, 1996 Stock Incentive Plan, 1993 Stock Incentive Plan, and 1990 Stock Incentive Plan, to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ James A.C. Kennedy James A.C. Kennedy	Chief Executive Officer and President (Principal Executive Officer)	June 3, 2010

/s/ Kenneth V. Moreland Kenneth V. Moreland	Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2010

/s/ Jessica M. Hiebler Jessica M. Hiebler	Vice President (Principal Accounting Officer)	June 3, 2010

/s/ Edward C. Bernard Edward C. Bernard	Director	June 3, 2010

/s/ James T. Brady James T. Brady	Director	June 3, 2010

/s/ J. Alfred Broaddus, Jr. J. Alfred Broaddus, Jr.	Director	June 3, 2010

/s/ Donald B. Hebb, Jr. Donald B. Hebb, Jr.	Director	June 3, 2010

/s/ Brian C. Rogers Brian C. Rogers	Director	June 3, 2010

/s/ Dr. Alfred Sommer Dr. Alfred Sommer	Director	June 3, 2010

/s/ Dwight S. Taylor Dwight S. Taylor	Director	June 3, 2010

/s/ Anne Marie Whittemore Anne Marie Whittemore	Director	June 3, 2010